Exhibit 99.1

STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNERS

The undersigned entities and individuals (the "Reporting Persons") hereby designate LIGHTSPEED VENTURE PARTNERS VIII, L.P. (the "Designated Filer") as the beneficial owner to make filings of Schedules 13D and 13G (and any amendments thereto) pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and of Forms 3, 4 and 5 pursuant to Section 16(a) of the Exchange Act (collectively, the "Reports") with respect to the securities of Fusion-io, Inc. (the "Company").

Each Reporting Person hereby further authorizes and designates Christopher J. Schaepe and Shawn J. Lindquist (each, an "Authorized Signer") to execute and file on behalf of such Reporting Person the Reports with respect to the securities of the Company, including all Schedules 13D and 13G and Forms 3, 4 and 5, and any amendments thereto, that the Reporting Person may be required to file with the United States Securities and Exchange Commission as a result of the Reporting Person's ownership of, or transactions in, securities of the Company.

The authority of the Designated Filer and the Authorized Signers under this document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file Forms 3, 4 and 5 or Schedules 13D or 13G with respect to the Reporting Person's ownership of, or transactions in, securities of the Company, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized Signers are not assuming any of the Reporting Person's responsibilities to comply with Section 13(d) or Section 16 of the Exchange Act.


LIGHTSPEED VENTURE PARTNERS VIII, L.P.
By: Lightspeed General Partner VIII, L.P., its general partner
By: Lightspeed Ultimate General Partner VIII, Ltd., its general partner
By: 	/s/Christopher J. Schaepe
Name: 	 Christopher J. Schaepe
Title: Duly authorized signatory
Date:       June 6, 2011

LIGHTSPEED GENERAL PARTNER VIII, L.P.
By: Lightspeed Ultimate General Partner VIII, Ltd., its general partner
By: /s/Christopher J. Schaepe
Name: Christopher J. Schaepe
Title: Duly authorized signatory
Date:       June 6, 2011

LIGHTSPEED ULTIMATE GENERAL PARTNER VIII, LTD.
By: /s/Christopher J. Schaepe
Name: Christopher J. Schaepe
Title: Duly authorized signatory
Date:       June 6, 2011

/s/Christopher J. Schaepe
Christopher J. Schaepe
Date:       June 6, 2011

/s/Barry Eggers
Barry Eggers
Date:       June 6, 2011

/s/Ravi Mhatre
Ravi Mhatre
Date:       June 6, 2011

/s/Peter Nieh
Peter Nieh
Date:       June 6, 2011